certification

Wendy Wang, Principal Executive Officer/President, and Sam Singh, Principal Financial Officer/Treasurer of Northern Lights Fund Trust IV (the “Registrant”), each certify to the best of his knowledge that:

1.       The Registrant’s periodic report on Form N-CSR for the period ended October 31, 2022 (the “Form N-CSR”) fully complies with the requirements of Sections 15(d) of the Securities Exchange Act of 1934, as amended; and

2.       The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Principal Executive Officer/President                                         Principal Financial Officer/Treasurer

Northern Lights Fund Trust IV                                                   Northern Lights Fund Trust IV

/s/ Wendy Wang                                                                       /s/ Sam Singh

Wendy Wang                                                                            Sam Singh

Date: 1/5/23                                                                              Date: 1/5/23

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Northern Lights Funds Trust IV and will be retained by Northern Lights Fund Trust IV and furnished to the Securities and Exchange Commission (the “Commission”) or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.